CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A of the YieldQuest Funds Trust and to the use of our report dated July 22, 2005 on the statements of assets and liabilities of the YieldQuest Core Equity Fund, the YieldQuest Total Return Bond Fund and the YieldQuest Tax-Exempt Bond Fund.   Such statements of assets and liabilities appear in the Funds’ Statement of Additional Information.

                                                                                            /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

October 19, 2005